                                                                    Exhibit 10.7

                    MASTER AGREEMENT FOR CONSULTING SERVICES

Consultant:                               Agreement No.: PHX03/11/97-MC-1

          INTEGRATED INFORMATION SYSTEMS
          1130 East University Drive, Suite 105
          Tempe, AZ 85281                 Effective Date: Last date of signature

This Master Agreement for Consulting Services ("Agreement") is made and entered into as of the Effective Date above, between American Express Travel Related Services Company, Inc., having an office at American Express Tower, World Financial Center, New York, NY 10285 ("Amexco"), and the Consultant specified above.

1. SCOPE OF SERVICES - Consultant shall provide, under the provisions of this Agreement, the services that are mutually agreed upon and described on attachments to this Agreement, substantially in the form of the attached Exhibit 1 ("Schedule"). Each Schedule shall be effective, incorporated into and form a part of this Agreement when duly executed by both parties. If there is a conflict between this Agreement and any Schedule, the terms of the Schedule will govern the provision of the services involved.

2. SCHEDULES - Both time and materials and fixed price Schedules may be entered into hereunder. Schedules should be numbered for identification and must include a complete description of services to be performed, deliverables or other materials to be produced, the schedule for completion of each of the foregoing, the applicable fixed price or time and materials charges, and any additional terms the parties mutually agree to include. Amexco, its parent, subsidiaries and affiliated companies (each, an "Amexco Entity") may enter into Schedules with Consultant and for purposes of any such Schedule shall be considered "Amexco" as that term is used herein.

3. WORK POLICY/PERSONNEL - For each Schedule, each party will designate a Project Manager to serve as the main contact between them. The scope and specific conduct of Consultant's services, consistent with the Schedule, must be coordinated with Amexco's Project Manager at all times. Consultant will use its best efforts to ensure the continuity of Consultant's employees assigned to perform services under any Schedule. There will be no charge to Amexco for any replacement personnel assigned by Consultant until Amexco and Consultant agree that each such replacement has acquired the necessary orientation and background to make a productive contribution.

On a periodic basis, as specified on the Schedule, Consultant will submit written status reports describing its activities during the preceding period, including: the current status of activities (with an explanatory narrative when appropriate); resources used since the last report, with a cumulative total to date; and identification of any problems and actions taken to resolve them. Upon request, Consultant will meet with Amexco management to


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review the status of Consultant's activities.

Consultant personnel will observe and comply with Amexco's security procedures, rules, regulations, policies, working hours and holiday schedules. Consultant will use its best efforts to minimize any disruption to Amexco's normal business operations at all times.

Amexco will only provide working space, resources and materials if specified on the Schedule. If any Consultant employee performing services is found to be unacceptable to Amexco for any reason, Amexco shall notify Consultant and Consultant shall immediately take appropriate corrective action. Amexco shall be the sole judge as to performance capability hereunder. Unless otherwise agreed to in writing, neither party will hire or solicit the employment of the other party's personnel during the term of each Schedule and for a period of six (6) months thereafter.

Consultant agrees and represents that it is an independent contractor and its personnel are not Amexco's agents or employees for federal tax purposes or any other purposes whatsoever, and are not entitled to any Amexco employee benefits. Consultant assumes sole and full responsibility for their acts and Consultant and its personnel have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate Amexco in any manner whatsoever. Consultant, and not Amexco, is solely responsible for the compensation of personnel assigned to perform services hereunder, and payment of worker's compensation, disability and other income and other similar benefits, unemployment and other similar insurance and for withholding income and other taxes and social security.

4. ACCEPTANCE - Each deliverable shall be subject to a verification of acceptability by Amexco to ensure that such deliverable satisfies Amexco's requirements. Unless otherwise specified on the Schedule, the acceptability of any deliverable shall be based on Amexco's satisfaction or non-satisfaction with the deliverable, in Amexco's sole discretion. If any deliverable is not acceptable, Amexco shall notify Consultant specifying its reasons in reasonable detail, and Consultant will, at no additional cost, conform such deliverable to Amexco's requirements. If, within thirty (30) days of such Amexco notification, any deliverable is still not acceptable, Amexco may at any time thereafter, at its option and without obligation or liability of any kind, terminate the
Schedule involved. When any deliverable is acceptable to Amexco, Amexco will promptly notify Consultant in writing of its acceptance.

5. OWNERSHIP - Consultant shall promptly make a complete written disclosure to Amexco of each invention, technique, device, discovery or procedure, whether patentable or not (hereinafter referred to as a "Disclosed Subjected"), conceived or first actually reduced to practice, solely or jointly by Consultant and/or Amexco and/or their respective employees and agents, as a result of services performed hereunder. As to each Disclosed Subject, Consultant shall specifically point out the features or concepts that Consultant believes to be new or different.


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Consultant acknowledges that Amexco shall have exclusive, unlimited ownership rights to all works performed under each Schedule and all materials, information and/or deliverables prepared hereunder or developed as a result of services performed hereunder, both as individual items and/or a combination of components and whether or not the Schedule is completed, including, without limitation, any Disclosed Subject. All of the foregoing shall be deemed to be work made for hire and made in the course of services rendered and shall belong exclusively to Amexco, with Amexco having the sole right to obtain, hold and renew, in its own name and/or for its own benefit, patents, copyrights, registrations and/or other appropriate protection. To the extent that exclusive title and/or ownership rights may not originally vest in Amexco as contemplated hereunder (e.g., may not be deemed works made for hire), Consultant hereby agrees to irrevocably assign, transfer and convey to Amexco all right, title and interest therein. Consultant and its personnel shall give Amexco, and/or any Amexco designee, all reasonable assistance and execute all documents necessary to assist and/or enable Amexco to perfect, preserve, register and/or record its rights in any such work, materials, information and/or deliverable. Consultant shall, immediately upon request of Amexco, or upon the termination, cancellation or expiration of each Schedule or this Agreement, turn over to Amexco all materials, information and deliverables prepared or developed as a result of this Agreement and/or any Schedule, and any Amexco documents or other materials held by or on behalf of Consultant, together with all copies thereof.

Nothing herein shall be construed to restrict, impair or deprive Consultant of any of its rights or proprietary interest in technology or products that existed prior to and independent of the performance of services or provision of materials under this Agreement or any Schedule.

6. CHARGES AND TERMS OF PAYMENT - The applicable fixed prices and/or time and materials charges shall be specified on the Schedule. In no event shall any charges exceed Consultant's applicable standard published rates. For services performed on a time and materials basis any hours worked in excess of seven (7) in any one day or on Saturdays, Sundays or holidays, shall be at no additional cost unless specifically authorized in advance. Amexco also agrees to pay for reasonable out-of-pocket costs and expenses required and actually incurred in performing services, provided that Consultant has: (i) obtained Amexco's prior written consent; (ii) detailed them on a form acceptable to Amexco and approved them in accordance with Amexco's own expense policies; and (iii) submitted supporting documentation satisfactory to Amexco.

Amexco will pay all taxes levied against or upon the services provided hereunder, or arising out of this Agreement, exclusive, however, of taxes based on Consultant's income, which shall be paid by Consultant. Amexco agrees to pay directly any tax for which it is responsible or will reimburse Consultant upon receipt of proof of payment.

Unless other payment terms are specified on the Schedule, Consultant shall invoice Amexco: (i) upon Amexco's written acceptance of any deliverables, products or work



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performed on a fixed price basis; or (ii) monthly in arrears, for services provided on a time and materials basis and for out-of-pocket expenses. All invoices, except for amounts disputed by Amexco, shall be payable within thirty
(30) days of receipt. Any disputed amounts shall not affect payment of non-disputed charges and expenses.

Consultant will maintain complete and accurate accounting records in connection with services performed and materials provided hereunder, in accordance with generally accepted accounting principles, to substantiate its charges. Consultant will provide Amexco access to such records for audit purposes for one
(1) year from the date of final payment under each Schedule.

7. WARRANTIES - Consultant warrants that: (i) it has the authority and the right to enter into this Agreement and each Schedule, to perform services and provide materials, information and deliverables hereunder, and that its obligations hereunder are not in conflict with any other Consultant obligations; (ii) each of its employees has the proper skill, training and background necessary to accomplish their assigned tasks; (iii) all services will be performed in a competent and professional manner, by qualified personnel and will conform to Amexco's requirements hereunder, (iv) neither any deliverables, information, or materials, nor the performance of any services by Consultant infringe upon or violate the rights of any third party and Amexco shall receive free and clear title to all works, materials, information and deliverables prepared and/or developed in connection with this Agreement; (v) Amexco shall have the right to use for its own purposes, any ideas, methods, techniques, materials and information provided to or otherwise obtained by Amexco as a result of this Agreement, without restriction, liability or obligation, except as may be specified herein; and (vi) at the time of acceptance, each deliverable will conform to its specifications and Amexco's requirements and that for ninety (90) days following Amexco's acceptance, Consultant shall correct and repair, at no cost to Amexco, any defect, malfunction or non-conformity that prevents such deliverable from conforming and performing as warranted.

To the extent that Consultant licenses to and/or develops software for Amexco, Consultant further warrants that: (i) the software has been tested and is fully capable of providing accurate results using data having date ranges spanning the twentieth (20th) and twenty first (21st) centuries (i.e., years 1980-2100). Without limiting the generality of the foregoing, Consultant warrants that all software licensed from and/or developed by Consultant shall (a) manage and manipulate data involving all dates from the 20th and 21st centuries without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates from the 20th and 21st centuries without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates from the 20th and 21st centuries; and (d) represent all data related to include indications of the millennium, century, and decade as well as the actual year.

EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO


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OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY
IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE.

8. GENERAL

TERM & TERMINATION: This Agreement shall commence as of the Effective Date and shall continue in full force and effect thereafter unless and until terminated as provided hereunder. Notwithstanding anything herein to the contrary, Amexco may terminate this Agreement and/or any Schedule upon five (5) days' written notice. Amexco agrees to pay Consultant for services performed up to the effective date of termination, at the agreed upon rates. Notice of termination of any Schedule shall not be considered notice of termination of this Agreement unless specifically stated in the notice.

MATERIAL BREACH: Subject to the above termination language, in the event of any material breach of this Agreement by one party, the other party may (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) terminate the Schedule(s) involved, in whole or in part, by giving thirty (30) days' written notice thereof; provided, however, that any such termination shall not be effective if the party in breach has cured the breach of which it has been notified prior to the expiration of said thirty (30) days.

LIMITATION OF LIABILITY: In no event will either party be liable, one to the other, for special, indirect, or consequential damages in connection with or arising out of this Agreement.

INTELLECTUAL PROPERTY INFRINGEMENT: Consultant, at its own expense, will defend and/or handle any claim or action against any Amexco Entity for actual or alleged infringement of any patent, copyright, intellectual or industrial property right or any other similar right (including, but not limited to, misappropriation of trade secrets) based on any deliverables, information, materials and/or any services furnished to or obtained by Amexco or the use thereof by Amexco. Consultant agrees to give Amexco prompt written notice of any threat, warning or notice of any such claim or action that could have an adverse impact on Amexco's use or possession of same. Consultant shall have the right to conduct the defense of any such claim or action and consistent with Amexco's rights hereunder, all negotiations for its settlement; provided, however, that Amexco may participate in such defense or negotiations to protect its interests. Consultant further agrees to indemnify and hold each Amexco Entity harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any such claim or action.

CONFIDENTIAL INFORMATION: Consultant agrees to regard and preserve as confidential all information related to the business and activities of the Amexco Entities, their clients, suppliers and other entities with whom the Amexco Entities do business, that may be obtained by Consultant from any source or may be developed as a result of this


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Agreement. Consultant agrees to hold such information in trust and confidence for Amexco and not to disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by Amexco in writing, and even then, to limit access to and disclosure of such confidential information to Consultant's employees on a "need to know" basis only. Information shall not be considered confidential to the extent, but only to the extent, that such information is: (i) already known free of any restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of any restriction; or (iii) available publicly.

Consultant acknowledges that services performed for Amexco may relate to past, present or future strategies, plans, business activities, methods, processes and/or information which afford Amexco certain competitive or strategic advantages. To further ensure the protection of Amexco's interests in this regard and unless otherwise provided in the applicable Schedule, Consultant agrees: (a) during the term of each Schedule and for a period of one (1) year thereafter, Consultant shall not perform or agree to perform services or provide materials or information, directly or indirectly, for or in support of any Competitor of Amexco or in connection with a Competitive Project, that are substantially similar in form, substance, purpose or intent as performed or provided under any Schedule; and (b) during the term of any Schedule and for a period of six (6) months thereafter, Consultant shall not assign or utilize any individual assigned to perform services for Amexco hereunder, to perform services for or in support of any Competitor of Amexco or a Competitive Project. For purposes of this section, "Competitor" is defined as any person, firm or enterprise conducting a business or providing or supporting a product or service substantially similar to any of Amexco's and "Competitive Project" is defined as any task or work effort whose intent or result is or will be substantially similar to any contemplated by a Schedule. If there is any doubt whether any person, firm or enterprise is deemed a "Competitor" or whether any task or work effort is deemed a "Competitive Project," Consultant shall obtain Amexco's advance written approval (not to be unreasonably withheld), which decision shall be deemed final and controlling for all purposes hereunder.

Consultant shall, in advance, require each employee assigned to perform services under any Schedule and each employee who obtains or is in a position to obtain any Amexco information or materials required by the terms of this Agreement to be kept confidential, to execute a Non-Disclosure Agreement in the form attached hereto as Exhibit 2, which forms a part hereof. Consultant will provide Amexco with a true copy of each such Agreement upon request. Consultant further agrees to take any other steps reasonably required and/or appropriate to ensure compliance with the obligations set forth herein.

Consultant acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, Amexco will have no adequate remedy in damages and, accordingly, shall be entitled to injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy


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shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.

EXCUSABLE DELAY: Neither party will be liable to the other for any delay or failure to perform due to causes beyond its control and without its fault or negligence.

ADVERTISING: Neither party will use the other party's name or marks, refer to or identify the other party in any advertising or publicity releases or promotional or marketing correspondence to others without such other party's written approval.

GOVERNING LAW & INTERPRETATION: This Agreement shall be construed and enforced under the substantive laws of the State of New York. Headlines are for reference only and shall not affect the meaning of any terms. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions will continue unimpaired.

INSURANCE: Unless otherwise agreed upon and set forth on the Schedule, for each Schedule, Consultant agrees to obtain and maintain adequate worker's compensation, disability, unemployment insurance and the like for those of its employees performing services under Schedules and/or this Agreement. Consultant agrees to obtain and maintain comprehensive general and vehicular liability insurance for claims for damages because of bodily injury (including death) and property damage caused by or arising out of acts or omissions of its employees. The minimum limits of such insurance shall be one million dollars ($1,000,000) for each person, one million dollars ($1,000,000) for each accident involving bodily injury and three hundred thousand dollars ($300,000) involving property damage for each accident. Each such insurance policy shall name Amexco as co-insured and additional loss payee and shall provide for at least thirty (30) days' prior notice to Amexco in the event of any modification or cancellation. Consultant will also notify Amexco at least thirty (30) days in advance if Consultant desires to modify or cancel any such insurance. Upon request, Consultant shall furnish Amexco with certificates of insurance to evidence its compliance with the provisions hereof.

ASSIGNMENT: Neither party may assign, transfer or subcontract the performance of its services, or any of its rights and/or obligations, without the other party's prior written consent, and any attempt to do so shall be void. Amexco may assign this Agreement, any Schedule and/or any of its rights or obligations to any Amexco Entity, without Consultant's consent and upon written notice to Consultant.

SUBCONTRACTING: Consultant may subcontract its responsibilities and obligations under this Agreement upon first obtaining Amexco's written consent to do so and to specific firms or entities mutually agreed upon by the parties. Consultant shall require its subcontractors performing services for Amexco hereunder to execute the Non-Disclosure Agreement in the form attached hereto as Exhibit 2. Consultant's subcontracting shall not exceed twenty percent (20%) of Consultant's annual billings to Amexco. Consultant shall be solely responsible for all its obligations and responsibilities hereunder notwithstanding


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such subcontracting.

NOTICES: All notices shall be in writing and delivered personally or properly mailed, first class mail, to the addresses of the parties set forth at the beginning of this Agreement, to the attention of the undersigned, and, as to any Schedule, with a copy to the signatories of the Schedule involved, at the same address, or to such other address or addressee as either party may designate by written notice. Any such notice shall be deemed given on the date delivered or when placed in the mails as specified.

ENTIRETY: This Agreement, together with the Exhibits, Schedules and attachments hereto, contains the entire agreement between the parties and supersedes any prior or inconsistent agreements, negotiations, representations and promises, written or oral. No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option or requiring performance shall be binding or construed as a waiver unless agreed to in writing by the parties hereto.

INTEGRATED INFORMATION SYSTEMS             AMERICAN EXPRESS TRAVEL
                                        RELATED SERVICES COMPANY, INC.

By: /s/ James G. Garvey Jr.             By: /s/ William Guesno
   ---------------------------             ---------------------------
Name: James G. Garvey Jr.               Name: William Guesno
     -------------------------               -------------------------
         (Type or Print)                         (Type or Print)

Title: President                        Title: SR. MANAGER TECHNOLOGY CONTRACTS
      ------------------------                ---------------------------------

Date: 4/6/97                            Date:  4/30/97
     -------------------------               -------------------------



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                      EXHIBIT 1 - SAMPLE FORM OF SCHEDULE

                                     SAMPLE

Consultant:  Integrated Information Systems          Schedule No.: [Sample Only]
             1130 East University Drive, Suite 105
             Tempe, AZ 85281                     Agreement No.: PHX03/11/97-MC-1

                                                  Effective Date:

This Schedule is issued pursuant to the above-referenced Master Agreement for Consulting Services between American Express Travel Related Services Company, Inc. and the above-named Consultant. Any term not otherwise defined herein, shall have the meaning specified in the Agreement.

                                     SAMPLE

Amexco Project Manager                            Consultant Location

-------------------------------               -------------------------------

Consultant Project Manager                     Status Reports are required:


-------------------------------               -------------------------------
                                               [Insert applicable frequency]

See Attachment A for a complete description of the services, deliverables, and/or other tasks to be accomplished, the milestone or implementation schedule, the charges and/or rates applicable to this Schedule and any other mutually agreeable information.

INTEGRATED INFORMATION SYSTEMS                      AMERICAN EXPRESS TRAVEL
                                                 RELATED SERVICES COMPANY, INC.

By:                                           By:
   ------------------------------                ------------------------------
Name:                                         Name:
     ----------------------------                  ----------------------------
        (Type or Print)                                 (Type or Print)

Title:                                        Title:
      ---------------------------                   ---------------------------
Date:                                         Date:
     ----------------------------                  ----------------------------



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                                  ATTACHMENT A

PROVIDE A COMPLETE DESCRIPTION OF THE FOLLOWING:

DETAILED DESCRIPTION OF SERVICES

DETAILED DESCRIPTION OF DELIVERABLES

COSTS/FEES/CHARGES - NOT TO EXCEED AMOUNTS AND TOTAL AMOUNTS INCLUDING OUT OF POCKET EXPENSES AND ALL REIMBURSABLE EXPENSES APPROVED BY AMEXCO

WRITTEN STATUS REPORTS

TIMEFRAME OF PROJECT

PERSONNEL LISTING (IF POSSIBLE TO PROVIDE)

SUBCONTRACTORS TO BE APPROVED BY AMEXCO

ANY OTHER TERMS AND CONDITIONS MUTUALLY AGREED UPON BY THE PARTIES






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                      EXHIBIT 2 - NON-DISCLOSURE AGREEMENT

Agreement Number: PHX03/11/97-MC-1

Schedule Number: __________________

I,_____________, am aware that American Express Travel Related Services Company, Inc. ("Amexco") and my employer,_____________("Consultant") have entered into an Master Agreement for Consulting Services ("Agreement") and I fully understand that it imposes certain obligations on Consultant, some of which are specifically set forth below. I further understand that as a part of its obligations under the Agreement, Consultant is required to obtain this written agreement from certain employees, including myself, to further ensure understanding and compliance with these obligations.

In consideration of my future assignment and/or responsibilities in connection with Consultant's performance under the Agreement, I hereby acknowledge, represent and confirm to Consultant and Amexco as follows: (a) I have read the provisions of the Non-Disclosure Agreement, understand each of them, agree to them, and know of no agreements, obligations or restrictions that prevent or prohibit me from complying with them; (b) I will receive and maintain all Amexco information, perform services and conduct myself, in all respects during the term of the Agreement and any Schedules and for the requisite periods thereafter, in a manner consistent with these obligations; and (c) I agree not to directly or indirectly, engage in or assist others to engage in, any activity or conduct that violates the provisions of this Non-Disclosure Agreement.

"CONFIDENTIAL INFORMATION: Consultant agrees to regard and preserve as confidential all information related to the business and activities of the Amexco Entities, their clients, suppliers and other entities with whom the Amexco Entities do business, that may be obtained by Consultant form any source or may be developed as a result of this Agreement. Consultant agrees to hold such information in trust and confidence for Amexco and not to disclose such information to any person, firm or enterprise, or use any such information for its own benefit or the benefit of any other party, unless authorized by Amexco in writing, and even then, to limit access to and disclosure of such confidential information to Consultant's employees on a "need to know" basis only. Information shall not be considered confidential to the extent, but only to the extent, that such information is: (i) already known free of any restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of any restriction; or (iii) available publicly."

"Consultant acknowledges that services performed for Amexco may relate to past, present or future strategies, plans, business activities, methods, processes and/or information that afford Amexco certain competitive or strategic advantages. To further ensure the protection of Amexco's interests in this regard and unless otherwise provided in the applicable Schedule, Consultant agrees: (a) during the term of each Schedule, and for a period of one (1) year thereafter, Consultant shall not perform or agree to perform services or provide materials or information, directly or indirectly, for or in support of any Competitor of Amexco or in


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connection with a Competitive Project, that are substantially similar in form, substance, purpose or intent as performed or provided under any Schedule; and
(b) during the term of any Schedule and for a period of six (6) months thereafter, Consultant shall not assign or utilize any individual assigned to perform services for Amexco hereunder, to perform services for or in support of any Competitor of Amexco or a Competitive Project. For purposes of this section, "Competitor" is defined as any person, firm or enterprise conducting a business or providing or supporting a product or service substantially similar to any of Amexco's and "Competitive Project" is defined as any task or work effort whose intent or result is or will be substantially similar to any contemplated by a Schedule. If there is any doubt whether any person, firm or enterprise is deemed a "Competitor" or whether any task or work effort is deemed a "Competitive Project," Consultant shall obtain Amexco's advance written approval (not to be unreasonably withheld), which decision shall be deemed final and controlling for all purposes hereunder."

"Consultant shall, in advance, require each employee assigned to perform services under any Schedule and each employee who obtains or is in a position to obtain any Amexco information or materials required by the terms of this Agreement to be kept confidential, to execute a Non-Disclosure Agreement in the form attached hereto as Exhibit 2, which forms a part hereof. Consultant will provide Amexco with a true copy of each such Agreement upon request. Consultant further agrees to take any other steps reasonably required and/or appropriate to ensure compliance with the obligations set forth herein."

"Consultant acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, Amexco will have no adequate remedy in damages and, accordingly, shall be entitled to injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof."

I understand that if I threaten to or actually breach or fail to observe any of the obligations set forth in this Non-Disclosure Agreement, Amexco and Consultant will be subject to irreparable harm, which will not be adequately satisfied by damages. I therefore agree that Consultant or Amexco shall be entitled to injunctive relief and/or any other remedies permitted, to ensure and enforce my compliance with these obligations in the unlikely event I do not comply with them; provided, however, that no specification herein of any a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies.

                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------
                                                   (Type or Print)

                                         Title:
                                               --------------------------------

Witness:                                 Date:
        ---------------------                 ---------------------------------



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